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                                                               Exhibit (a)(1)(D)

                             BAYCORP HOLDINGS, LTD.
               OFFER TO PURCHASE FOR CASH UP TO 8,500,000 SHARES
                    OF ITS COMMON STOCK AT $14.85 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD
             TIME, ON MARCH 3, 2003, UNLESS THE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have enclosed the material listed below relating to the offer by BayCorp Holdings, Ltd., a Delaware corporation (the "Company"), to purchase up to 8,500,000 of its outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), for cash at $14.85 per Share net to the seller, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 31, 2003, and in the related Letter of Transmittal (which together constitute the Offer).

     We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible. No fees or commissions (other than fees to the Depository as described in the Offer) will be payable to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Offer. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. No shareholders will be required to pay transfer taxes on the transfer to the Company of Shares purchased pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          (1) Offer to Purchase dated January 31, 2003;

          (2) Specimen Letter of Transmittal to be used by holders of Shares to tender Shares and for the information of your clients;

          (3) Form of Notice of Guaranteed Delivery;

          (4) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          (5) Letter which may be sent to your clients for whose accounts you hold Shares registered in your name (or in the name of your nominee), with space provided for obtaining such clients' instructions with regard to the Offer; and

          (6) Return envelope addressed to American Stock Transfer and Trust Company, Depository.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON MARCH 3, 2003, UNLESS EXTENDED.

     Your communications to shareholders with respect to the Offer will constitute your representation to the Company that (i) in connection with such communications you have complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder; (ii) if a foreign broker or dealer, you have conformed to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in making such communications; and (iii) in connection with such communications you have not used any offering materials other than those furnished by the Company.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with securities or Blue Sky laws of such jurisdiction.
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     Additional copies of the enclosed material may be obtained from the undersigned. Any questions you may have with respect to the terms of the Offer should be directed to the undersigned at (207) 451-9573.

     Any questions you may have with respect to the Letter of Transmittal or the procedures for tendering Shares should be directed to American Stock Transfer and Trust Company, the Depository, by mail at 9 Maiden Lane, New York, NY 10038, or by telephone at (800) 937-5449.

Very truly yours,

Anthony M. Callendrello
Secretary of BayCorp Holdings, Ltd.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE DEPOSITORY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY MATERIAL ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, OTHER THAN THE MATERIAL ENCLOSED HEREWITH AND THE STATEMENTS SPECIFICALLY CONTAINED IN SUCH MATERIAL.

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